Exhibit 10.1

Direct Dial: 972-819-0219

Fax: 972-819-0201

Email: erodriguez@efji.com

October 14, 2008

Mr. Michael E. Jalbert

1440 Corporate Drive

Irving, Texas 75038

RE:                Employment Agreement (the “Employment Agreement”) dated October 15, 2002 by and between EF Johnson Technologies, Inc. (formerly known as EFJ, Inc.) and Michael E. Jalbert

Dear Mr. Jalbert:

As you know, the above-referenced Employment Agreement expires according to its terms on October 14, 2008.  You and the Compensation Committee of the Company’s Board of Directors have been discussing a new employment agreement between the parties; however, you have not yet reached final agreement on all of the key points of such new agreement.  Therefore, in the interim, the Compensation Committee wishes to extend the Employment Agreement through October 31, 2008, in order to allow the parties additional time to finalize a new agreement.

At the request and instruction of the Chairman of the Compensation Committee of the Board of Directors, the Company hereby extends the Employment Agreement through October 31, 2008.  Please sign where indicated below to signify your agreement with such extension.

Very truly yours,

/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President, General Counsel and Secretary

AGREED this 14th day of

October, 2008

/s/ Michael E. Jalbert
Michael E. Jalbert

EF Johnson Technologies, Inc. • 1440 Corporate Drive, Irving, TX 75038-2401

800.328.3911 • 972.819.0700 • fax 972.819.0639

www.EFJohnson.com